UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2020

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2020, NOW Inc. (the “Company”) issued a press release announcing that Mr. Richard Alario has stepped down from his short-term role as Executive Vice Chairman of the Company, effective October 30, 2020. Mr. Alario previously served as Interim Chief Executive Officer of the Company from November 1, 2019 until the appointment of Mr. David Cherechinsky as President and Chief Executive Officer on June 1, 2020. Mainly to assist with the transition of Mr. Cherechinsky to his new role as the Company’s Chief Executive Officer, Mr. Alario was appointed and served as our Executive Vice Chairman on an interim, temporary basis. Given the interim nature of his appointment and position, Mr. Alario’s position as Executive Vice Chairman will not be filled or replaced.

Mr. Alario will continue to serve as a director of the Company.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release announcing Alario Stepping Down as Executive Vice Chairman.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang
Vice President & General Counsel